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                                                                    Exhibit 99.1

        SUMMARIZED FINANCIAL INFORMATION OF TELCORDIA TECHNOLOGIES, INC.
                                 (In thousands)



As of January 31, 2004 and 2005, current assets were $114,278 and $152,230, respectively, non-current assets were $2,121,143 and $2,054,608, respectively, current liabilities were $423,621 and $491,528, respectively, and non-current liabilities were $320,659 and $326,517, respectively. For the years ended January 31, 2003, 2004 and 2005, net sales were $1,087,162, $899,476 and
$881,652, respectively, operating income was $193,811, $149,702 and $133,680, respectively, income from continuing operations was $153,909, $113,448 and $111,525, respectively and net income was $161,716, $124,807 and $110,108, respectively. For the years ended January 31, 2003, 2004 and 2005, cash flow from operating activities was $342,444, $140,755 and $275,250, respectively. For the years ended January 31, 2003, 2004 and 2005, cash flow used in investing activities was ($12,430), ($15,602) and ($11,757), respectively. For the years ended January 31, 2003, 2004 and 2005, cash flow used in financing activities was ($331,635), ($124,891) and ($258,672), respectively.

This summarized financial information was derived from the audited consolidated financial statements of Telcordia Technologies, Inc. for the years ended January 31, 2003, 2004 and 2005.